Exhibit 4.2

FORM OF WARRANT CERTIFICATE

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive PubCo Shares pursuant to a Novation, Assumption and Amendment Agreement made and entered into as a deed as of [●], 2021, by and among PropertyGuru Pte. Ltd., PropertyGuru Group Limited (“PubCo”), and Epsilon Asia Holdings II Pte. Ltd., (the “Company Warrant Agreement”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Company Warrant Agreement may be obtained by the holder hereof upon written request to PubCo. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Company Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Company Warrant Agreement at the principal corporate office of PubCo. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of PubCo Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a PubCo Share, PubCo shall, upon exercise, round down to the nearest whole number of PubCo Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate office of PubCo by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS ONE HUNDRED AND EIGHTY (180) DAYS AFTER THE AMALGAMATION EFFECTIVE TIME UNDER THE BUSINESS COMBINATION AGREEMENT (AS DEFINED IN THE COMPANY WARRANT AGREEMENT) EXCEPT AS PERMITTED UNDER PART 5 OF ANNEX A TO THE COMPANY WARRANT AGREEMENT.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of PubCo, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

PubCo may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive PubCo Shares and herewith tenders payment for such PubCo Shares to the order of                     (“PubCo”) in the amount of $     in accordance with the terms hereof. The undersigned requests that a certificate for such PubCo Shares be registered in the name of                     , whose address is                     and that such PubCo Shares be delivered to                     whose address is                     . If said number of PubCo Shares is less than all of the PubCo Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such PubCo Shares be registered in the name of                     , whose address is                     and that such Warrant Certificate be delivered to                     , whose address is                     .

[Signature Page Follows]

Date: , 20
(Signature)

(Address)

Signature Guaranteed:
(Tax Identification Number)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).